UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2010

SENSATA TECHNOLOGIES HOLDING N.V.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

The Netherlands	001-34652	Not Available
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kolthofsingel 8, 7602 EM Almelo

The Netherlands

(Address of Principal Executive Offices, including Zip Code)

31-546-879-555

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 26, 2010, Sensata Technologies B.V. (“ST B.V.”), an indirect, wholly-owned subsidiary of Sensata Technologies Holding N.V. (the “Company”), issued a press release announcing the expiration and final results of its previously announced cash tender offer for its 8% Senior Notes due 2014, 9% Senior Subordinated Notes due 2016 and 11.25% Senior Subordinated Notes due 2014. ST B.V. accepted for purchase all of the notes validly tendered (and not validly withdrawn) in the tender offer. The aggregate principal amounts of the 8% Senior Notes, 9% Senior Subordinated Notes and 11.25% Senior Subordinated Notes validly tendered (and not validly withdrawn) pursuant to the tender offer were $275,000, €200,000 and €71,700,000, respectively (or approximately $95.8 million in the aggregate using an exchange rate on March 25, 2010 of $1.3291 = €1.00). In connection with the settlement of the tender offer on March 29, 2010, ST B.V. retired such notes and paid aggregate cash consideration of approximately $104.1 million (using an exchange rate on March 29, 2010 of $1.3382 = €1.00), including accrued and unpaid interest, to the holders thereof. ST B.V. used net proceeds from a recently completed equity offering by the Company to fund the payments made in connection with the tender offer.

A copy of the press release announcing the expiration and final results of the tender offer is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	March 26, 2010 press release entitled “Sensata Technologies B.V. Announces the Expiration and Results of the Tender Offer for its Senior and Senior Subordinated Notes.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Jeffrey Cote
Date: March 31, 2010	By:	Jeffrey Cote
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	March 26, 2010 press release entitled “Sensata Technologies B.V. Announces the Expiration and Results of the Tender Offer for its Senior and Senior Subordinated Notes.”